Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Mauser Group B.V. of our report dated April 29, 2016 relating to the financial statements of Mauser Group B.V. (Successor) and our report dated August 7, 2015 relating to the financial statements of Mauser Holding GmbH (Predecessor), which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Cologne, Germany

January 23, 2017

PricewaterhouseCoopers

Aktiengesellschaft

Wirtschaftsprüfungsgesellschaft

/s/ Hans-Peter Kreibich	/s/ Christian Dornhöfer
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)